SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
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[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                                  MASTEC, INC.
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                (Name of Registrant as Specified in Its Charter)

                                  MASTEC, INC.
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act
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-------------------------------------------------------------------------------
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


                                 [MASTEC LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

     The 1997 Annual Meeting of Stockholders of MasTec, Inc. will be held on Wednesday, May 21, 1997, at 9:30 A.M., local time, at the offices of the Company, 3155 N.W. 77th Avenue, Miami, Florida. At the Annual Meeting, stockholders will be asked to vote on the following proposals:

     /bullet/ The election of two Class II directors for terms expiring in 2000;

     /bullet/ An increase in the authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 and a change in the par value of the Common Stock and the Preferred Stock to no par value;

     /bullet/ An increase in the number of shares of Common Stock reserved for issuance under the Company's 1994 Stock Incentive Plan from 1,200,000 to 2,500,000;

     /bullet/ Approval of the MasTec, Inc. 1997 Annual Incentive Compensation Plan; and

     /bullet/ Such other business as may properly be brought before the Annual Meeting.

     Each of these proposals is discussed more fully in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 14, 1997 are entitled to vote at the Annual Meeting. Stockholders, including those whose shares are held by a brokerage firm or in "street" name, will be asked to verify their stockholder status as of the record date upon entrance to the meeting. Accordingly, stockholders (or their legal representatives) attending the Annual Meeting should bring some form of identification to the meeting evidencing stockholder status as of the record date and, in the case of a person attending the meeting on behalf of a stockholder, the representative's right to represent the stockholder at the meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. YOU MAY NOT VOTE YOUR SHARES OF STOCK AT THE ANNUAL MEETING UNLESS YOU ARE PRESENT IN PERSON OR REPRESENTED BY PROXY. Stockholders attending the Annual Meeting may vote in person even if they have previously returned a proxy card.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/ NANCY J. DAMON
                                            -----------------------------
                                            Nancy J. Damon
                                            Corporate Secretary

Miami, Florida
April 14, 1997

                                 [MASTEC, INC.]



                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1997

                                ----------------

                                     GENERAL

     The Board of Directors of MasTec, Inc. is furnishing this Proxy Statement to solicit proxies for use at the 1997 Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 3155 N.W. 77th Avenue, Miami, Florida 33122-1205, on Wednesday, May 21, 1997, at 9:30 A.M., local time.

     At the Annual Meeting, stockholders will be requested to vote upon the following matters, each of which is described in greater detail elsewhere in this Proxy Statement:

     /bullet/ The election of two Class II directors for terms expiring in 2000;

     /bullet/ An increase in the authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 and a change in the par value of the Common Stock and the Preferred Stock to no par value;

     /bullet/ An increase in the number of shares of Common Stock reserved for issuance under the Company's 1994 Stock Incentive Plan from 1,200,000 to 2,500,000;

     /bullet/ Approval of the MasTec, Inc. 1997 Annual Incentive Compensation Plan; and

     /bullet/ Such other business as may properly be brought before the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR CLASS II DIRECTOR SET FORTH IN THIS PROXY STATEMENT AND FOR ALL THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR ALL OF THE NOMINEES AND ALL OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

     It is anticipated that this Proxy Statement and accompanying proxy and other materials will be mailed on or about April 14, 1997 to stockholders of record on April 14, 1997. Only stockholders of record at the close of business on April 14, 1997 are entitled to vote at the Annual Meeting. If you are not present in person at the Annual Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions only if you properly complete, sign, date and return the accompanying proxy card to the Secretary of the Company prior to the Annual Meeting. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees for director, in favor of all the proposals described in this Proxy

Statement, and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting. A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Company, by executing and delivering to the Secretary a proxy with a later date, or by attending the Annual Meeting and voting in person.

     The Company's only class of voting securities is its Common Stock, $.10 par value ("Common Stock"). At March 20, 1997, there were 25,665,205 shares of Common Stock outstanding, which is the only class of capital stock of the Company outstanding, and approximately 4,800 record stockholders, which does not include stockholders whose shares are held by a brokerage firm or otherwise in "street name." On February 28, 1997, the Company paid a stock dividend of one share of Common Stock for every two shares of Common Stock outstanding to stockholders of record on February 3, 1997. All share amounts and exercise prices on options described in this Proxy Statement have been adjusted to account for the stock dividend.

     Each share of Common Stock entitles the holder to one vote on all matters properly brought before the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes of the shares eligible to vote present in person or represented by proxy at the Annual Meeting, with the directors receiving the highest number of votes being elected to the Board of Directors. A majority of the votes of the shares eligible to vote present in person or represented by proxy at the Annual Meeting is required for the approval of the other proposals described in this Proxy Statement and any other matter requiring stockholder approval (unless a greater vote is required by the Company's Certificate of Incorporation).

     Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. In determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a nominee for director has received a plurality of the shares present and entitled to vote, abstentions and withheld votes will have the same effect as a vote against and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

     Jorge L. Mas, the Company's Chairman of the Board, and Jorge Mas, the Company's President and Chief Executive Officer and the son of Jorge L. Mas, own in the aggregate more than 50% of the outstanding Common Stock of the Company. Jorge L. Mas and Jorge Mas have both informed the Company that they intend to vote their shares of Common Stock in favor of the election of the nominees for election as Class II directors and for the approval of all the proposals described in this Proxy Statement, thus assuring their election and passage.

                              ELECTION OF DIRECTORS

     The first matter that stockholders will be asked to vote upon at the Annual Meeting is the election of two Class II directors for terms expiring at the annual meeting of stockholders in the year 2000. The Board of Directors currently is comprised of six directors elected in three classes, with one Class I, three Class II, and two Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of one class terminates each year. The terms of the current Class II directors expire at the Annual Meeting; if elected, the nominees for Class II directors will serve until the annual stockholders meeting in 2000. The terms of the Class III directors expire at the annual stockholders meeting in 1998 and the term of the Class I director expires at the annual stockholders meeting in 1999.

     Samuel C. Hathorn, Jr., one of the current Class II directors, has informed the Company that he does not wish to stand for reelection. The Company does not wish to nominate a replacement for Mr. Hathorn at the Annual Meeting and the Bylaws of the Company have been amended to provide for only five directors. Consequently, only two Class II directors will be elected at the Annual Meeting.


     The following individuals have been nominated by the Nominating Committee of the Board of Directors for election as the Class II directors to be elected at the Annual Meeting:

     /bullet/  Jorge L. Mas, currently the Company's Chairman of the Board; and

     /bullet/  Eliot C. Abbott, a member of the Board of Directors since 1994.

     Additional background information regarding each of these nominees is provided below. The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees is not able to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote for the election of directors. THE BOARD OF DIRECTORS RECOMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED ABOVE. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS A CLASS II DIRECTOR NAMED ABOVE.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     CLASS II DIRECTORS

     JORGE L. MAS, 57, has been Chairman of the Board of Directors of the Company since March 1994. Mr. Mas has been the President and Chief Executive Officer of Church & Tower of Florida, Inc., one of the Company's principal operating subsidiaries, since 1969. Mr. Mas serves on the Board of Directors of First Union National Bank of Florida. Jorge L. Mas is the father of Jorge Mas.

     ELIOT C. ABBOTT, 47, has been a member of the Board of Directors since March 1994. Since February 1, 1997, Mr. Abbott has been a partner in the Miami law firm of Kluger Peretz Kaplan Berlin, P.A. From October 1, 1995 to January 31, 1997, Mr. Abbott was a member of the New York law firm of Kelley Drye & Warren. From 1976 until September 30, 1995, Mr. Abbott was a stockholder in the Miami law firm of Carlos & Abbott.

     CLASS III DIRECTORS

     ARTHUR B. LAFFER, 56, has been a member of the Board of Directors since March 1994. Mr. Laffer has been Chairman of the Board of Directors of A.B. Laffer, V.A. Canto & Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer, Laffer Advisors Inc., an investment advisor and broker-dealer, since 1981; and Chairman of the Board of Directors, Calport Asset Management, a money management firm, since 1992. Mr. Laffer is a director of U.S. Filter Corporation, Nicholas Applegate mutual funds, Coinmach Laundry Corporation and Casmyn Corporation.

     JOSE S. SORZANO, 56, has been a member of the Board of Directors since October 1994. Mr. Sorzano has been Chairman of the Board of Directors of The Austin Group, Inc., an international corporate consulting firm, since 1989. Mr. Sorzano was also Special Assistant to the President for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; President, Cuban American National Foundation, from 1985 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.

     CLASS I DIRECTOR

     JORGE MAS, 34, has been President, Chief Executive Officer and a director of the Company since March 1994. Prior to that time and during the past five years, Mr. Mas has served as President and Chief Executive Officer of Church & Tower, Inc., another of the Company's principal operating subsidiaries. In addition, Mr. Mas is the Chairman of the Board of Directors of Neff Corporation, Atlantic Real Estate Holding Corp., U.S. Development Corp. and Santos Capital, Inc., all private companies controlled by Mr. Mas, and during all or a portion of the past five years, has served as the President and Chief Executive Officer of these corporations.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

     BOARD AND COMMITTEE MEETINGS

     During 1996, the Board of Directors met or acted by unanimous written consent on six occasions. Each of the directors attended at least 75 percent of the aggregate number of Board meetings and meetings of committees of which such director is a member.

     There are five standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation and Stock Option Committee, the Nominating Committee, and the Special Transactions Committee. Mr. Hathorn currently is a member of the Audit Committee and the Compensation and Stock Option Committee; he will no longer serve on those committees after his term of office as a director of the Company expires at the Annual Meeting.

     The Executive Committee is composed of Mr. Jorge L. Mas, who serves as Chairman, and Messrs. Abbott, Laffer and Jorge Mas. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 1996, the Executive Committee acted by unanimous written consent six times.

     The Audit committee is composed of Mr. Laffer, who serves as Chairman, and Messrs. Abbott and Sorzano. The Audit Committee is charged, among other things, with:

     /bullet/ Reviewing and recommending to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company;

     /bullet/ Reviewing the scope of the proposed annual audit for the current year and the audit procedures to be applied, including approving the annual audit fee proposal from the independent auditors;

     /bullet/ Reviewing the completed audit, including any comments or recommendations by the independent auditors, and monitoring the implementation of any recommendations adopted by the committee;

     /bullet/ Reviewing the adequacy and effectiveness of the Company's accounting and financial controls;

     /bullet/ Reviewing the internal audit function of the Company; and investigating any matter brought to its attention within the scope of its duties, including retaining independent counsel, accountants and others to assist it in its investigations.

     During 1996, the Audit Committee met on three occasions.

     The Compensation and Stock Option Committee (the "Compensation Committee") is composed of Mr. Laffer, who serves as Chairman, and Mr. Sorzano. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the Senior Vice Presidents of the Company, establishing salaries, bonuses and other compensation for the Company's other executive officers, administering the Company's 1997 Non-Qualified Employee Stock Purchase Plan, 1997 Annual Incentive Compensation Plan, 1994 Stock Incentive Plan and 1994 Stock Option Plan for Non- Employee Directors (collectively, the "Plans") and recommending to the Board of Directors changes to the Plans. During 1996, the Compensation Committee met on one occasion.

     The Nominating Committee is composed of Mr. Abbott, who serves as Chairman, and Mr. Jorge Mas. The Nominating Committee, which met once during 1996, recommends to the Board of Directors candidates for election to the Board of Directors. The Committee considers candidates recommended by the stockholders pursuant to written applications submitted to the Secretary. Stockholder proposals for nominees should include biographical and other information regarding the proposed nominee sufficient to comply with applicable disclosure rules and a statement from the stockholder as to the qualifications and willingness of the candidate to serve on the Company's Board of Directors.

     The Special Transactions Committee is composed of Mr. Laffer, who serves as Chairman, and Messrs. Abbott and Sorzano. The primary function of the Special Transactions Committee, which met twice during 1996, is to review related party transactions between the Company and any officer, director or affiliate of the Company.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

     COMPENSATION OF DIRECTORS

     Directors of the Company who are not employees of the Company or of any subsidiary are paid an annual retainer of $15,000 and a meeting fee of $600 for each meeting of the Board of Directors and $400 for each committee meeting attended, regardless of the number of committees on which they serve. In addition, pursuant to the 1994 Stock Option Plan for Non-Employee Directors, non-employee directors are eligible to receive options to purchase up to 15,000 shares of Common Stock annually at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                             APPROVAL OF AN INCREASE
                    IN THE AUTHORIZED SHARES OF COMMON STOCK
          FROM 50,000,000 TO 100,000,000 AND A CHANGE IN THE PAR VALUE
             OF THE COMMON STOCK AND PREFERRED STOCK TO NO PAR VALUE

     On March 17, 1997, the Board of Directors approved an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation (the "Charter"), to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares and to change the par value of the Common Stock and the Preferred Stock of the Company to no par value. Stockholders are being asked to approve the amendment to the Charter. If the proposal is adopted, the total number of shares of capital stock that the Corporation will have authority to issue is 105,000,000 shares, of which 100,000,000 shares will be Common Stock and 5,000,000 shares will be Preferred Stock. The first paragraph of Article IV of the Charter will read in its entirety as follows (all other provisions of Article IV will be unchanged):

     "The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares, no par value per share, shall be common stock ("Common Stock"), and Five Million (5,000,000) shares, no par value per share, shall be preferred stock ("Preferred Stock")."

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting is necessary for approval of the amendment.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO CHANGE THE PAR VALUE. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING PROXY WILL BE VOTED FOR THIS PROPOSAL.

PURPOSES AND REASONS FOR THE AMENDMENT

     The Board has proposed the increase in authorized Common Stock and the change in par value because it believes that having additional shares of Common Stock available for issuance for general corporate purposes, including possible future stock dividends, equity financings, mergers and acquisitions and stock based compensation plans, is in the best interests of the Company. The change from a stated par value to no par value will give the Company additional flexibility in determining what portion of any contribution to capital or sale of an equity interest in the Company, including future sales of Common Stock or Preferred Stock by the Company, will be allocated to permanent capital. The change also will facilitate future stock splits without the necessity of amending the Charter to adjust the par value of the Common Stock. If the amendment is adopted, the increased number of authorized shares of Common Stock will be available for issuance from time to time, for such purposes and consideration and on such terms as the Board may approve, and no further vote of the stockholders of the Company will be required, except as may otherwise be required by the Charter, the Delaware General Corporation Law or the rules of the New York Stock Exchange.

     As of March 20, 1997, there were 28,262,934 shares of Common Stock outstanding or reserved for issuance under the 1994 Stock Incentive Plan, the 1994 Stock Option Plan for Non-Employee Directors, and the 1997 Non-Qualified Employee Stock Purchase Plan, as well as various other options outstanding. Accordingly, only 21,737,066 shares of Common Stock are available for issuance. Of this available amount the Company has approximately 1,200,000 shares of Common Stock subject to two shelf registrations under the Securities Act of 1933 for future issuance. In addition, if the other proposals described in this Proxy Statement are approved at the Annual Meeting, another 2,300,000 shares of Common Stock will be reserved for issuance. Given the Company's growth strategy, the relatively small number of available unissued shares may not permit the Company to take advantage of opportunities to declare stock splits or stock dividends, raise equity capital or effect acquisitions through the issuance of stock without the need to amend the Charter. If the amendment is not adopted, the issuance of additional shares of Common Stock could be impeded by the delay and expense incident to calling a special meeting of the Company's stockholders to approve an increase in the number of authorized shares of Common Stock in cases where a meeting would not otherwise be required.

     The timing of the actual issuance of additional shares of Common Stock, if any, will depend upon market conditions, the specific purpose for which the stock is to be issued, and other similar factors. Any additional issuance of Common Stock could have a dilutive effect on existing holders of Common Stock. While the Company currently has no specific agreements or understandings for the issuance of any unreserved shares of Common Stock for which authorization is sought, the Company is pursuing mergers with, or acquisitions of businesses or assets from, other companies in the Company's business that could enhance the Company's existing business, and could issue shares of Common Stock in these transactions. Some of these acquisitions could be material in relation to the Company's revenues and assets. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

     The terms of the additional shares of Common Stock for which authorization is sought will be identical with the terms of the shares of Common Stock currently authorized and outstanding, and the amendment will not affect the terms or the rights of the holders of these new shares. The Common Stock has no cumulative voting, conversion, preemptive or subscription rights and is not redeemable.

     Under Article IV of the Charter, as presently enacted, the Board has the authority to issue up to 5,000,000 shares of Preferred Stock having such terms (including voting powers, preferences and rights and qualifications, limitations or restrictions) as the Board may determine by resolution. At this time, no shares of Preferred Stock have been designated or issued, and none is presently outstanding. The amendment will not affect the number of shares of Preferred Stock authorized for issuance.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Although it did not form a basis for the Board's decision to recommend the amendment, the existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any person to acquire the Company by means of an unsolicited merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management.

NO DISSENTERS' RIGHTS OF APPRAISAL

     Stockholders will not have dissenters' rights of appraisal under Delaware law with respect to the amendment.

EFFECTIVENESS OF THE AMENDMENT

     If the proposal is adopted, the amendment will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware.

                      APPROVAL OF AN INCREASE IN THE NUMBER
                         OF SHARES RESERVED FOR ISSUANCE
                  UNDER THE COMPANY'S 1994 STOCK INCENTIVE PLAN

     The Company previously has adopted and the stockholders have approved the MasTec, Inc. 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of an aggregate of 1,200,000 shares of Common Stock, including restricted stock and stock issued upon the exercise of stock options, of which 208,653 shares of Common Stock are still available for issuance under the plan.

     On March 17, 1997, the Board of Directors approved an amendment to the Stock Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the plan by 1,300,000. This amendment would increase the total number of shares of Common Stock that may be issued under the plan from 1,200,000 to 2,500,000, of which 500,000 may be in the form of restricted stock. The amendment also will permit options to purchase up to 500,000 shares of Common Stock to be issued to a single participant under the plan. Stockholders are being asked to consider and approve the amendment to the Stock Incentive Plan. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

     The Board of Directors believes that awards under the Stock Incentive Plan serve to attract, retain and motivate key employees, to enhance their incentive to perform at the highest level and to contribute significantly to the Company's success by tying the compensation of these employees to Company performance and aligning their interests with the long-term interest of the Company and its stockholders. The Board of Directors believes that the proposed amendment furthers these objectives by ensuring that a sufficient number of shares of Common Stock are available to be granted or issued under the Stock Incentive Plan.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE STOCK INCENTIVE PLAN. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING PROXY WILL BE VOTED FOR THIS PROPOSAL.

SUMMARY OF THE STOCK INCENTIVE PLAN

     NUMBER OF SHARES COVERED BY THE PLAN

     Subject to adjustment as noted below, the total number of shares that may be optioned or awarded under the Stock Incentive Plan currently is 1,200,000 shares of the Company's Common Stock, of which 300,000 shares may be awarded as restricted stock. This amount will increase to 2,500,000 shares, of which 500,000 shares may be awarded as restricted stock, if the proposed amendment to the Stock Incentive Plan is approved by stockholders. No employee may receive, over the term of the Stock Incentive Plan, awards in the form of options to purchase more than 300,000 shares of the Company's Common Stock, which would be increased to 500,000 if the amendment is approved. Any shares subject to an option under the Stock Incentive Plan that for any reason expires, is relinquished or is terminated unexercised and any restricted stock that is forfeited may again be optioned or awarded under the Stock Incentive Plan, except that forfeited shares are not be available for further awards if the employee has realized any benefits of ownership from the forfeited shares.

     ELIGIBLE PARTICIPANTS IN THE PLAN

     Key salaried employees, including officers, of the Company and its subsidiaries, are eligible to participate in the Stock Incentive Plan. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") administers the Stock Incentive Plan and determines the recipients of options and awards, their terms and conditions within the parameters of the Stock Incentive Plan and the number of shares covered by each option or award. The Committee may approve rules and regulations to carry out the Stock Incentive Plan and its decision with regard to any question arising under the Stock Incentive Plan is final and conclusive on all employees of the Company or its subsidiaries participating or eligible to participate in the Stock Incentive Plan. The Committee must consist of outside non-employee directors of the Company. These directors are not eligible to participate in the Stock Incentive Plan.

     No award or option may be granted under the Stock Incentive Plan after January 2004, but awards or options granted before that date may extend beyond that date. The Board of Directors of the Company may amend, alter or discontinue the Stock Incentive Plan, but no amendment, alteration or discontinuation may be made which would (i) impair the right of any recipient of restricted stock or option or stock bonus already granted, without his or her written consent, or
(ii) without the approval of the stockholders (A) increase the total number of shares reserved for the Stock Incentive Plan, (B) decrease the option price of an incentive stock option to less than 100% of the fair market value of the stock on the date the option was granted, (C) change the class of persons eligible to receive an award of restricted stock or options under the Stock Incentive Plan, or (D) extend the duration of the Stock Incentive Plan. The Committee may, retroactively or prospectively, amend the terms of any award of restricted stock or option already granted so long as the amendment does not impair the rights of any holder without his or her written consent.

     OPTIONS AND OPTION PRICE

     The option price per share is determined by the Committee, but may not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted as reported on the New York Stock Exchange. Options granted under the Stock Incentive Plan will expire on a date fixed by the Committee, but not more than ten years from the date of grant in the case of incentive stock options. All options become exercisable over a five year period in equal increments of 20% per year beginning twelve months after the date of grant.

     Payment of the option price upon exercise of an option may be made in cash, by the delivery of Common Stock already owned by the optionee, a combination of cash and shares, or in accordance with a cashless exercise program under which shares of Common Stock may be issued directly by the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer. No optionee will have any rights to dividends or other rights of a stockholder with respect to his or her shares subject to the option until the optionee has given written notice of exercise and has paid in full for such shares. Tax withholding obligations may be met by a withholding of stock otherwise deliverable to the optionee under procedures approved by the Committee.

     Each option granted under the Stock Incentive Plan may provide for stock appreciation rights, that is, the right to exercise the option in whole or in part without payment of the option price. If an option is exercised without payment, the optionee will be entitled to receive the excess of the fair market value of the stock covered by the option on the date of exercise over the option exercise price. This amount is payable in stock or in cash or in a combination of stock and cash at the discretion of the Committee.

     If an optionee's employment terminates by reason of his or her retirement under a retirement plan of the Company or a subsidiary or death, the optionee's option may thereafter be exercised by the optionee or by his or her estate or beneficiary within the period specified in the option (not to exceed 3 years from the date of termination) but not beyond the termination date of the option. Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death or retirement, the optionee's option will terminate. During the optionee's lifetime, the option is exercisable only by the optionee and may not be transferable except by will or the laws of descent and distribution.

     No incentive stock option may be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of one share of Common Stock on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant. In addition, an option grant will not be considered an incentive stock option to the extent that it, together with any earlier incentive stock options, permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock, determined as of the time of grant.

     RESTRICTED STOCK

     Awards of restricted stock may be in addition to or in lieu of option grants. During the restriction period (as set by the Committee) the recipient of restricted stock is not permitted to sell, transfer, pledge, or assign the shares. Shares of restricted stock become free of all restrictions if the recipient dies or his or her employment is terminated by reason of permanent disability during the restriction period, and to the extent set by the Committee, if the recipient retires under a retirement plan of the Company or any subsidiary. In the event of a termination of employment during the restriction period for any reason other than death, disability or, to the extent determined by the Committee, retirement under a retirement plan of the Company or a subsidiary, shares of restricted stock will be forfeited and revert to the Company, except to the extent that the Committee determines that such forfeiture is not in the best interests of the Company and waives the forfeiture provision with respect to all or some of the restricted stock held by the employee.

     The recipient of restricted stock is entitled to vote the shares and receive all dividends paid thereon, except that dividends paid in Company Common Stock or other property will also be subject to the same restrictions. Tax withholding obligations may be paid in cash by the recipient or may be met by the withholding of Common Stock otherwise deliverable by the recipient pursuant to procedures approved by the Committee.

     In lieu of cash bonuses otherwise payable to eligible employees under the Company's compensation practices, the Committee may determine that such bonuses will be paid in Common Stock or partly in Common Stock and partly in cash. Any such shares of Common Stock shall be free of any restrictions imposed by the Plan. The Company shall withhold from any such cash bonuses an amount of cash sufficient to meet its tax withholding obligations. If the cash portion of the bonus is not sufficient, the tax withholding obligations must be paid in cash by the recipient or may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

     CHANGE IN CONTROL; RECAPITALIZATION PROVISIONS

     In the event of a "change in control" of the Company, in addition to any action required or authorized by the option or award, the Committee may in its discretion recommend that the Board of Directors take certain actions as a result of, or in anticipation of, the change in control, to assure fair and equitable treatment of the employees who hold options or restricted stock, including an offer to purchase any outstanding option or restricted stock granted or issued pursuant to the Stock Incentive Plan for its cash value as determined by the Committee. However, in no event may an option be made exercisable prior to the expiration of six months from the date of grant or, in the case of an incentive stock option, after ten years from the date it was granted.

     Change in control is generally defined to include (i) a merger or consolidation in which the Company is not the surviving corporation or pursuant to which any shares of the Company are to be converted into cash, securities or other property, or any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company, (ii) the approval by the stockholders of any plan for the liquidation or dissolution of the Company,
(iii) the acquisition by a "person" or "group," as defined in the Stock Incentive Plan, of 33% or more of the Company's Common Stock or (iv) if individuals constituting the "Incumbent Board," as defined in the Stock Incentive Plan, cease to constitute a majority of the whole Board of Directors of the Company.

     Adjustments will be made in the number and class of shares available under the Stock Incentive Plan and the number, class and price of shares subject to outstanding option grants, in each such case to reflect changes in the Company's Common Stock through changes in the Company's corporate structure or capitalization such as through a merger or stock split.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences, under existing law, of the Stock Incentive Plan:

     INCENTIVE STOCK OPTIONS

     /bullet/ Neither the grant nor the exercise (while the employee is employed or within three months after termination of employment, or twelve months in the case of termination on account of disability) of an incentive stock option will be treated as the receipt of taxable income by the employee or a deductible item by the Company. The amount by which the fair market value of the shares issued upon exercise exceeds the option price will constitute an "item of adjustment" to the employee for purposes of the alternative minimum tax. For alternative minimum tax purposes only the tax basis of the Common Stock acquired upon the exercise of such option, is increased by the amount of such excess.

     /bullet/ If the employee holds shares acquired by him or her upon the exercise of an option for the two-year period from the date of grant of the option and the one-year period beginning on the day after such exercise, and if he or she has been an employee of the Company or its subsidiaries at all times from the date of grant to the day three months before exercise, or twelve months in the case of termination on account of disability, then any gain realized by the employee on a later sale or exchange of such shares will be a long-term capital gain and any loss sustained will be a long-term capital loss. The Company will realize no tax deduction with respect to any such sale or exchange of option shares.

     /bullet/ If the employee disposes of any shares acquired upon the exercise of an option during the two-year period from the date of grant of the option or the one-year period beginning on the day after such exercise, the employee will generally be obligated to report as ordinary income for the year in which the disposition occurred the amount by which the fair market value of such shares on the date of the exercise of the option (or, as noted below, in the case of certain sales or exchanges of such shares for less than such fair market value, the amount realized upon such sale or exchange) exceeds the option price, and the Company will be entitled to a deduction equal to the amount of such ordinary income. Any such ordinary income will increase the employee's tax basis for the purpose of determining gain or loss.

     /bullet/ If an option holder who has acquired stock upon the exercise of an incentive stock option makes a disposition within the holding periods described above, and the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to the option holder, then the amount includible in the option holder's gross income, and the amount deductible by the Company, will not exceed the excess (if any) of the amount realized on the sale or exchange over the tax basis of the stock.

     NON-QUALIFIED STOCK OPTIONS

     In the case of an option granted under the Stock Incentive Plan that is not an incentive stock option, the grant of the option will not result in taxable income to the option holder or a tax deduction to the Company. The option holder recognizes ordinary income at the time the option is exercised in the amount by which the fair market value of the shares acquired exceeds the option price. The Company is entitled to a corresponding ordinary income tax deduction at that time, if applicable withholding requirements are satisfied. The option holder's tax basis for purposes of determining gain or loss on a subsequent sale of the shares is the fair market value of the shares at the date of exercise of the option. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the option was held. In the event of a sale of shares received upon exercise of the option, any gain or loss will generally be a capital gain or loss. The capital gain or loss will be a long-term capital gain or loss if the shares were held for more than one year after the date on which the option was exercised.

     USE OF STOCK TO EXERCISE OPTIONS

     The payment of the option exercise price by delivery of Common Stock of the Company will constitute a non-taxable exchange by the optionee and will not affect the incentive stock option status of the Common Stock acquired in the case of an incentive stock option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an incentive stock option and has not been held for the requisite holding period, the exchange would constitute a premature disposition of such Common Stock for purposes of the incentive stock option holding requirements. Use of Common Stock in payment of the option price will result in the same tax consequences to the Company as if the exercise were effected by a cash payment.

     STOCK APPRECIATION RIGHTS

     The amount received by an optionee who exercises a stock appreciation right with respect to his or her option is taxable as ordinary income at the time of exercise and the Company is entitled to a corresponding ordinary income tax deduction.

     BONUS STOCK

     The grantee will realize ordinary income during his or her taxable year in which the shares of Common Stock are issued pursuant to the award of bonus stock in an amount equal to the fair market value of the shares of Common Stock at the date of issue. The Company is entitled to a corresponding ordinary income tax deduction. If the grantee thereafter disposes of such shares of Common Stock, any amount received in excess of the market value of the shares on the date of issue will be treated as long or short-term capital gain depending upon the holding period of the shares.

     RESTRICTED STOCK

     A grantee will not realize any taxable income upon the award of restricted stock unless a grantee elects under Section 83(b) of the Code to have the fair market value of the Common Stock (determined without regard to the possibility of forfeiture) included in his or her gross income in the year the restricted stock is issued. In the absence of such an election, the grantee will realize ordinary income during his or her taxable year in which the possibility of forfeiture lapses. If the grantee thereafter disposes of the Common Stock, any amount received in excess of the fair market value of the shares on the date the possibility of forfeiture lapsed will be treated as long- or short-term gain depending upon the holding period (measured from the date the possibility of forfeiture lapsed) of the shares. The Company will be entitled to an ordinary income tax deduction in the same amount and at the same time the grantee is considered to have realized ordinary income.

     CHANGE IN CONTROL

     Under certain circumstances, accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions on restricted stock, in conjunction with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee or grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

                          APPROVAL OF THE MASTEC, INC.
                     1997 ANNUAL INCENTIVE COMPENSATION PLAN

     On March 17, 1997, the Board of Directors adopted the MasTec, Inc. 1997 Annual Incentive Compensation Plan (the "Annual Plan"). Stockholders are being asked to consider and approve the Annual Plan.

     Section 162(m) of the Internal Revenue Code limits the federal income tax deduction that the Company may take for compensation paid to the Named Executive Officers (as defined in "Executive Compensation" below) unless certain requirements are satisfied. The Code places a $1 million limit on the deduction that may be taken for any Named Executive Officer unless the compensation is based on the attainment of "objective" performance goals established in advance by a committee of two or more outside directors, and the material terms of the compensation goal under which the compensation is to be paid are disclosed to and approved by stockholders. The Annual Plan is intended to preserve the deductibility of incentive compensation paid to Named Executive Officers.

     The Board of Directors believes that the compensation program for the Named Executive Officers of the Company reflected in the Annual Plan is aligned with the long-term interests of stockholders. Loss of the federal income tax deduction for the amount of compensation in excess of $1,000,000 paid to any of the Named Executive Officers would result in a higher income tax liability for the Company and a resulting decrease in after-tax earnings.

     Approval of the Annual Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. No compensation is payable under the Annual Plan unless the Annual Plan is approved by the stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MASTEC, INC. 1997 ANNUAL INCENTIVE COMPENSATION PLAN. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING PROXY WILL BE VOTED FOR THIS PROPOSAL

DESCRIPTION OF THE ANNUAL PLAN

     The following summary of the Annual Plan is qualified by reference to the copy of the Annual Plan attached to this Proxy Statement as Exhibit "A."

     PURPOSES OF THE PLAN

     The purposes of the Annual Plan are to increase the profitability of the Company by providing the opportunity for key executives to earn incentive payments for outstanding achievement and Company performance and to fulfill the Company's objective of offering a fully competitive total compensation package to its key employees, thus enabling the Company to attract executives of the highest caliber and ability. The Annual Plan authorizes the payment of certain bonus awards to key executives of the Company whose decisions and actions have a significant effect on the Company's growth and profitability.

     ELIGIBLE PARTICIPANTS

     The individuals eligible to participate in the Annual Plan are the Named Executive Officers and other salaried employees of the Company and its subsidiaries whose performance significantly contributes to the success of the Company (approximately 50 people) (the "Covered Officers"). The Annual Plan is administered by a special Committee of the Board (the "Committee"), which will consist of two outside directors meeting the requirements of Section 162(m) of the Code. The Committee will interpret the Annual Plan and establish the rules and regulations governing its administration; select the participants for awards; approve the performance objectives upon which the awards are based; determine the degree of the attainment of the performance objectives; and determine the size of individual awards and payments to participants. Members of the Committee may not participate in the Annual Plan.

     ESTABLISHMENT OF PERFORMANCE GOALS AND AWARDS

     Commencing in 1997, the Committee will establish written performance goals for the Company and annual incentive awards for the Covered Officers for each applicable performance period. Performance periods may be a single calendar year or cover multiple years, except that the first performance period will be the nine-month period commencing April 1, 1997. The Committee will pre-establish performance goals for each participant for each performance period based upon one or more of the following performance measures: (a) revenue, (b) net income,
(c) operating income, (d) pre-tax income, (e) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (f) return on equity, (g) return on assets, (h) earnings per share, (i) stock price, or (j) economic value added to the Company. Each of the performance goals may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The Committee may alter or adjust performance goals during the course of a performance period, or alter or adjust the performance results otherwise reported or achieved by the Company during the performance period, except with respect to the Named Executive Officers, for whom the Committee will have no discretion to increase the amount of an award payable based upon the range of achievement of performance goals.

     The Committee also will establish incentive awards based on the degree of achievement of the performance goals established for the applicable performance period. The Committee may also establish a range of achievement of the performance goals. Awards will be established as a percentage of base salary, a percentage of the performance goal achieved or a stated dollar amount. Before any payment under the Annual Plan can occur, the Committee must certify that the performance goals were satisfied. Payment of earned awards will be made as soon as practicable after the end of the performance period and may be made in cash, in Company Common Stock or in a combination of cash and stock as determined by the Committee. If an award is paid in Common Stock, the stock will be valued at its fair market value as of the date of payment.

     If a participant's employment is terminated because of death, disability or retirement, or if employment is otherwise terminated and the Committee approves, the participant may receive a pro rata portion of the award payment, as determined by the Committee, subject to the requirements of Section 162(m) of the Code. No award will be payable to any participant who voluntarily resigns his or her employment prior to the payment date for the award.

     AMENDMENT OF THE PLAN

     The Annual Plan may be amended by the Company's Board of Directors upon a recommendation of the Committee, except that without approval of the stockholders, the Board or Committee may not change (a) the performance measures with respect to awards to Named Executive Officers, (b) the individuals or class of individuals eligible to participate, or (c) the maximum amount payable to a participant under the plan.

FEDERAL INCOME TAX CONSEQUENCES

     The payment of an award under the Annual Plan, whether paid in cash or shares of Common Stock, will result in immediate recognition of ordinary income by the employee in an amount equal to the amount of the award, and the Company will receive a tax deduction equal to the amount of the income recognized by the participant. If an award is paid in Common Stock, the stock will be valued at its fair market value on the date of payment. Gain or loss on the subsequent sale of any shares of Common Stock that are paid as an award will be taxed as capital gain or loss, which will be long-term or short-term depending on the holding period of the stock sold.

MAXIMUM AWARDS UNDER THE PLAN

     Because awards under the Annual Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future. In addition, because awards under the Annual Plan for any particular performance period will be determined using performance goals that are determined by the Committee at the beginning of that performance period and the amount, if any, payable to participants will depend on the extent to which performance goals are met, it is not possible to determine the benefits or amounts that will be received by any particular participant, including the Named Executive Officers, for the current performance period or any future performance period. No participant may receive an award with respect to a performance period in excess of $4,000,000. A total of 1,000,000 shares of Common Stock has been reserved for issuance under the Annual Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership as of March 20, 1997 of Common Stock by (a) each person known to the Company to beneficially own more than 5% thereof, (b) each director of the Company and each Named Executive Officer (as defined under the caption "Executive Compensation" below), and (c) all executive officers and directors of the Company as a group. Unless otherwise indicated, each named stockholder has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

                                                                   PERCENT OF
                                                 AMOUNT OF         COMMON STOCK
NAME                                           COMMON STOCK        OUTSTANDING
-------------------------------------------   ------------------   -------------
Eliot C. Abbott    ........................               3,500(1)         *
Arthur B. Laffer   ........................              90,000(1)         *
Jorge L. Mas    ...........................           7,963,447(2)        31%
Jorge Mas    ..............................           6,100,947(3)        24%
Ismael Perera   ...........................              43,486(1)         *
Jose M. Sariego    ........................               1,800(1)         *
Jose S. Sorzano    ........................                   -            *
Carlos A. Valdes   ........................              32,016(1)         *
All executive officers and
 directors as a group (12 persons)   ......          14,148,610(1)        54%

----------------
(1) The amounts shown include shares covered by options exercisable within 60 days of March 20, 1997 as follows: Eliot C. Abbott, 3,500 shares; Arthur B. Laffer, 90,000 shares; Ismael Perera, 28,500; Jose M. Sariego, 1,500 shares; and Carlos A. Valdes, 24,000 shares.

(2) Includes 7,675,000 shares owned of record by Jorge L. Mas Canosa Holding I Limited Partnership, a Texas limited partnership ("Jorge L. Mas
    Holdings"), and 288,447 shares owned of record by the Mas Family
    Foundation, Inc., a Florida not-for-profit corporation (the "Family Foundation"). The sole general partner of Jorge L. Mas Holdings is Jorge
    L. Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Jorge L. Mas, Jorge Mas and other members of the Jorge L. Mas family are the sole members and directors of the Family Foundation. Mr. Mas disclaims beneficial ownership of the shares owned by the Family Foundation.


(3) Includes 5,761,500 shares owned of record by Jorge Mas Holding I Limited Partnership, a Texas limited partnership ("Jorge Mas Holdings"),
    288,447 shares owned of record by the Family Foundation, 51,000 shares covered by options exercisable within 60 days of March 20, 1997, and 157 shares owned of record individually. The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Mr. Mas disclaims beneficial ownership of the shares owned by the Family Foundation.

 *  Less than 1%

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that, during the year ended December 31, 1996, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except for late filings by Ismael Perera and Carlos A. Valdes in January and February 1996 for shares purchased in December 1995 and 1994.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies for the Company's compensation program and for approving the compensation levels of the executive officers of the Company, including its Chief Executive Officer. The Committee also reviews with the Chief Executive Officer guidelines for salaries and aggregate bonus awards applicable to the Company's employees other than its executive officers. The Committee is composed of Arthur B. Laffer and Jose S. Sorzano, both of whom are non-employee directors of the Company.

STATEMENT OF PHILOSOPHY OF EXECUTIVE COMPENSATION

     The compensation program of the Company is designed to (a) provide base compensation reasonably comparable to that offered by other leading companies to their executive officers so as to attract and retain talented executives, (b) motivate executive officers to achieve the strategic goals set by the Company by linking an officer's incentive compensation to the performance of the Company and applicable business units, as well as to individual performance, and (c) align the interests of its executives with the long-term interests of the Company's stockholders through the award of stock options and other stock-related programs. To implement this philosophy, the Company offers its executive officers compensation packages that include a mix of salary, incentive bonus awards, and stock options.

     In determining the level and form of executive compensation to be paid or awarded, the Committee relies primarily on an assessment of the Company's overall performance in light of its strategic objectives rather than on any single quantitative or qualitative measure of performance. The Committee considered the following factors in establishing 1996 compensation:

     /bullet/ A substantial increase in revenue and income from continuing operations in comparison to prior years.

     /bullet/ A substantial increase in the Company's stock price from prior years.

     /bullet/ A significant strengthening and expansion of the Company's core telecommunications construction business into new and existing markets and with new and existing customers.

     /bullet/ The diversification of the Company's core business through strategic acquisitions and investments.

     /bullet/ The continued divestiture of non-core assets to concentrate resources on the Company's core business.

SALARY

     The base salary of executive officers is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of officers in comparable positions in other companies. Adjustments are determined by objective factors such as the

Company's performance and the individual's contribution to that performance and subjective considerations such as additional responsibilities taken on by the executive. For 1996 performance, the Committee awarded increases in base salary to certain of the executive officers of the Company, including certain of the Named Executive Officers identified under the caption "Executive Compensation-Summary Compensation Table" below.

INCENTIVE BONUS AWARDS

     In addition to paying a base salary, the Company awards incentive bonuses as a component of overall compensation. Bonus awards are made after considering the performance of the executive officer's area of responsibility or the operating unit under his control, if any, and the financial performance of the Company. The Committee recommended the award of bonuses to certain of the Company's executive officers, including the Named Executive Officers, for 1996 performance. A portion of the bonuses were paid in restricted Common Stock.

STOCK INCENTIVE PLAN

     Long-term incentive compensation for executives consists of stock-based awards made under the Company's Stock Incentive Plan. The Stock Incentive Plan provides for the granting of options to purchase Common Stock to key employees at exercise prices equal to the fair market value on the date of grant. The Committee believes that the use of stock options reinforces the Committee's philosophy that management compensation should be clearly linked to stockholder value. The Committee awards options to key employees, including executive officers, based on current performance, anticipated future contribution based on such performance, and ability to materially impact the Company's financial results. In 1997, the Committee granted stock options under the Stock Incentive Plan to the Company's executive officers, including the Named Executive Officers, primarily based on 1996 results.

CEO COMPENSATION

     In setting the salary and incentive compensation for Jorge Mas, the Company's Chief Executive Officer, the Committee reviewed the Company's financial performance in 1996 with respect to revenue, income from continuing operations and income per share compared to the performance of other companies in its industry and the Company's prior performance, as well as the other factors described above. Based on its review of this information, the Committee decided not to recommend an increase in salary for Mr. Mas but awarded a cash bonus of $675,000 and a stock bonus of $500,000 for 1996 performance. The Committee also awarded Mr. Mas stock options to purchase 50,000 shares of Common Stock for 1996 performance to further link his compensation to the performance of the Common Stock of the Company.

                                        COMPENSATION AND STOCK OPTION COMMITTEE



                                        Arthur B. Laffer
                                        Jose S. Sorzano

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation awarded to, earned by or paid to (a) the Company's Chief Executive Officer, and (b) the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1996, 1995 and 1994.

                                                 ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                        ---------------------------------------- ------------------------------
                                                                                            AWARDS
                                                                                 ------------------------------
                                                                                  RESTRICTED     SECURITIES
                                                                    OTHER           STOCK        UNDERLYING      ALL OTHER
NAME AND                                 SALARY      BONUS          ANNUAL          AWARDS      OPTIONS/SARS   COMPENSATION
PRINCIPAL POSITION           YEAR          ($)        ($)      COMPENSATION(3)      ($)(4)         (#)(5)         ($)(6)
------------------------- ----------    ---------- ---------- ------------------ ------------- --------------- --------------
Jorge L. Mas                   1996       293,000    675,000          -             500,000             -          -
Chairman of the Board          1995       311,000          -          -                   -             -          -
                               1994(1)    250,000    350,000          -                   -             -          -

Jorge Mas                      1996       325,000    675,000          -             500,000        50,000      3,500
President and                  1995       322,000          -          -                   -        75,000          -
Chief Executive Officer        1994(1)    230,800    200,000          -                   -        90,000          -

Ismael Perera                  1996       150,000    160,000          -              65,000        20,000        392
Senior Vice President/         1995       144,000     30,000          -                   -        15,000          -
Operations                     1994(1)    108,000     50,000          -                   -        60,000          -

Carlos A. Valdes               1996       130,000     50,000          -              20,000         8,000        490
Senior Vice President/         1995       124,000     10,000          -                   -             -          -
Corporate Development          1994(1)     84,100     50,000          -                   -        60,000          -

Jose M. Sariego                1996       150,000     25,000          -              15,000         8,000        424
Senior Vice President/         1995(2)     37,000      5,000          -                   -        22,500          -
General Counsel                1994(2)          -          -          -                   -             -          -

----------------
(1) The annual compensation shown is for the period from March 11, 1994, the date of the acquisition of Burnup & Sims Inc. (n/k/a MasTec, Inc.) by the shareholders of Church & Tower, Inc., through December 31, 1994. None of the Named Executive Officers was employed by the Company prior to March 11, 1994.

(2) Mr. Sariego was hired as Senior Vice President and General Counsel of the Company in September 1995. Mr. Sariego was not employed by the Company in 1994.

(3) The Named Executive Officers also received certain perquisites and personal benefits that did not exceed applicable reporting thresholds.

(4) Restricted stock issued to Jorge L. Mas and Jorge Mas will not be issued until January 15, 1998. Restricted stock issued to the other Named Executive Officers may not be transferred until December 1, 1997.

(5) Option amounts have been adjusted for a three-for-two stock split effected on February 28, 1997.
(6) Represents premiums paid by the Company for term life insurance on the lives of the Named Executive Officers.

OPTION GRANTS

     The following table provides information with respect to stock options to purchase Common Stock granted to the Named Executive Officers during the year ended December 31, 1996 pursuant to the

                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                                     OF STOCK PRICE
                                                                                                       APPRECIATION
                                                   INDIVIDUAL GRANTS                                FOR OPTION TERM(4)
                           ------------------------------------------------------------------   --------------------------
                           NUMBER OF         PERCENT OF
                             SHARES        TOTAL OPTIONS
                           UNDERLYING        GRANTED TO          EXERCISE
                            OPTIONS         EMPLOYEES IN          PRICE          EXPIRATION
NAME                       GRANTED(1)      FISCAL YEAR(2)      ($/SH)(1)(3)        DATE            5%            10%
------------------------   -------------   -----------------   ---------------   ------------   ------------   -----------
Jorge L. Mas   .........           -                 -                  -                -              -              -
Jorge Mas   ............      75,000                29%             $ 7.42         3/26/06        $349,823       $886,519
Ismael Perera  .........      15,000                 6%             $21.25         6/03/06        $201,152       $509,759
Carlos A. Valdes  ......           -                 -                  -                -        $      -       $      -
Jose M. Sariego   ......       7,500                 3%             $21.25         6/03/06        $100,576       $254,979

----------------
(1) Option amounts and exercise prices have been adjusted for a three-for-two stock split effected on February 28, 1997.

(2) Based on options to purchase an aggregate of 261,000 shares of Common Stock granted to employees during 1996.

(3) All options were granted at an exercise price equal to fair market value based on the mean between the high and low sales prices of the Company's Common Stock on the date of grant.

(4) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company's Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved or may be exceeded.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1996 by the Named Executive Officers and the value at December 31, 1996 of unexercised stock options held by the Named Executive Officers.

                                                                   NUMBER OF SHARES
                                                                UNDERLYING UNEXERCISED
                              SHARES                       OPTIONS AT DECEMBER 31, 1996(1)
                           ACQUIRED ON        VALUE      -------------------------------------
NAME                      EXERCISE(#)(1)   REALIZED($)    EXERCISABLE(#)    UNEXERCISABLE(#)
------------------------ ----------------- ------------- ----------------- -------------------
Jorge L. Mas   .........           -                -              -                   -
Jorge Mas   ............           -                -         18,000             147,000
Ismael Perera  .........      13,500          $439,480        10,500              81,000
Carlos A. Valdes  ......       6,000          $ 96,250        18,000              66,000
Jose M. Sariego   ......       1,500          $ 38,625         1,500              19,500



                                 VALUE OF UNEXERCISED
                                 IN-THE-MONEY OPTIONS
                               AT DECEMBER 31, 1996(2)
                         ------------------------------------
NAME                      EXERCISABLE($)   UNEXERCISABLE($)
------------------------ ----------------- ------------------
Jorge L. Mas   .........            -                  -
Jorge Mas   ............      $540,720         $4,256,130
Ismael Perera  .........      $277,305         $2,019,600
Carlos A. Valdes  ......      $518,940         $1,808,400
Jose M. Sariego   ......      $ 42,750         $  447,600

----------------
(1) Option amounts have been adjusted for a three-for-two stock split effected on February 28, l997.

(2) Market value of shares underlying in-the-money options at December 31, 1996 based on the product of $35.33 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996 (adjusted for a 3-for-2 stock split effected February 28, 1997), less the exercise price of each option (as adjusted for the stock split), times the number of in-the-money options as of that date.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1991 through December 31, 1996 with the cumulative total return of the S & P 500 Stock Index and a Company-constructed index of two peer companies consisting of Dycom Industries, Inc. and MYR Group, Inc. (the "Peer Index"). The graph assumes that the value of the investment in the Common Stock was $100 on December 31, 1991 and that all dividends were reinvested. This data is not necessarily indicative of future results.

                    12/92      12/93      12/94      12/95      12/96
                    -----      -----      -----      -----      -----

MasTec, Inc.         108       147        256         331       1,325
Peer Group            65        48         41          72         107
S&P Index             69       118        120         165         203

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994, Church & Tower, Inc. and Church & Tower of Florida, Inc. provided Messrs. Jorge L. Mas, Chairman of the Board and President of Church & Tower of Florida, Inc., Jorge Mas, President and Chief Executive Officer of Church & Tower, Inc., and Juan Carlos Mas and Jose Ramon Mas, each a shareholder of Church & Tower, Inc. and a son of Jorge L. Mas, with a loan of $2,000,000, $1,280,000, $158,000 and $132,000, respectively, bearing interest at prime plus 2% (10.25% at December 31, 1996) with interest due annually and principal due on July 15, 1996. The due date of the loans has been extended to December 31, 1997. The loans were made to assist these individuals in meeting their estimated federal income tax obligations related to the 1993 S corporation earnings of Church & Tower, Inc. and Church & Tower of Florida, Inc. As of December 31, 1996, Jorge L. Mas, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas remained indebted to the Company for $1,000,000, $480,000, $158,000 and $132,000,
respectively, plus accrued interest. In April 1997, Jorge L. Mas, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas repaid the Company $500,000, $400,000, $100,000, and $100,000, respectively, of this indebtedness.

     The Company purchases and leases construction equipment from a company controlled by Jorge Mas. The Company also makes available certain office space and the part-time services of certain employees to affiliates. The Company believes the value of these transactions is not material.

     For the year ended December 31, 1996, the Company paid approximately $91,000 in legal fees to Kelley Drye & Warren, a law firm of which Eliot C. Abbott was a partner.

                              SELECTION OF AUDITORS

     On May 8, 1995, the Board of Directors dismissed Price Waterhouse LLP as the Company's independent auditors. The Audit Committee of the Board of Directors unanimously recommended to the Board of Directors that Coopers & Lybrand L.L.P. be retained as the new independent auditors effective June 29, 1995, and the Board of Directors approved this recommendation.

     None of the reports of Price Waterhouse LLP on the financial statements of the Company filed for the 1994 fiscal year contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. During the 1994 fiscal year and the subsequent interim period preceding the dismissal of Price Waterhouse LLP, there was no disagreement between the Company and Price Waterhouse LLP on any manner of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that would have caused Price Waterhouse LLP to have made reference to the subject matter of the disagreement in connection with its reports, and during such period no reportable event as defined in Item 304(a)(i)(v) of Regulation S-K occurred.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

                                  MISCELLANEOUS

     A list of the Company's stockholders as of April 14, 1997, the record date for the Annual Meeting, will be available for inspection at the offices of the Company, 3155 N.W. 77th Avenue, Miami, Florida, during normal business hours during the ten-day period prior to the Annual Meeting.

     Solicitation of proxies will be made initially by mail. The Company's directors, officers and employees also may solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. In addition, Corporate Investor Communications, Inc. has been engaged by the Company to act as proxy solicitors and will be paid $2,500 for their services. The cost of this solicitation will be borne by the Company.

     Any proposal of an eligible stockholder intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company by January 6, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that annual meeting.

     The Board of Directors does not intend to present and knows of no others who intend to present at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 is being mailed with this Proxy Statement to stockholders of record on April 14, 1997.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ NANCY J. DAMON
                                        ----------------------------
                                        Nancy J. Damon
                                        Corporate Secretary

Miami, Florida
April 14, 1997

                                                              EXHIBIT "A"

                                  MASTEC, INC.
                     1997 ANNUAL INCENTIVE COMPENSATION PLAN

     1. PURPOSE. The MasTec, Inc. 1997 Annual Incentive Compensation Plan (the "Plan") is intended to increase the profitability of Mastec, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by providing the opportunity for key executives to earn incentive payment for outstanding achievement and performance. The Plan has the further purpose of fulfilling the Company's objective of offering a fully competitive total compensation package to its key employees, thus enabling the Company to attract and retain executives of the highest caliber and ability.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as follows:

     "AWARD" means the right of a Participant to receive a payment under the Plan subject to the terms and conditions hereof, including satisfaction of the Participant's Performance Objectives during the applicable Performance Period.

     "BOARD" means the Board of Directors of the Company.

     "CEO" means the Chief Executive Officer of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

     "COMMITTEE" means the Special Committee of the Board, any successor committee thereto or any other Committee appointed by the Board to administer the Plan.

     "COMMON STOCK" means the Common Stock, no par value, of the Company.

     "COVERED EMPLOYEE" means, for a given fiscal performance period of the Company, any Participant designated by the Committee by not later than 90 days following the start of such period as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such period may be subject to the limit on deductible compensation imposed by
Section 162(m) of the Code.

     "DISABILITY" means eligibility for disability benefits under the terms of any of the Company's disability plans in effect at the time the Participant becomes disabled.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the applicable filings and regulations thereunder.

     "FAIR MARKET VALUE" means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low sales prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.

     "FINAL AWARD" means the amount determined pursuant to Section 10 as payable to a Participant under the Plan in respect of a Performance Period.

     "MANAGEMENT" means the Chairman of the Board and the CEO, and such other member of the Company's management as they may from time to time designate to take action with respect to the Plan.

     "PARTICIPANT" means a key executive of the Company whose decisions and actions significantly affect the Company's growth and profitability and who receives an Award opportunity under the Plan as determined by the Committee.

     "PERFORMANCE OBJECTIVES" means significant financial objectives to be achieved by the Participant during the Performance Period and upon which the payment of the Award shall be based.

     "PERFORMANCE PERIOD" means each calendar year or multi-year cycle as determined by the Committee, except that the first performance period shall be the nine month period from April 1, 1997 to December 31, 1997.

     "PERSON" means any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

     "RETIREMENT" means retirement at normal retirement age.

     "SUBSIDIARY" means (i) any corporation which is a "subsidiary corporation" within the meaning of Section 424(q of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

     "TARGET AWARD" means the amount established pursuant to Section 7 with respect to a Participant.

     3. EFFECTIVE DATE. Subject to stockholder approval at the Company's 1997 Annual Meeting of Stockholders, the Plan shall be effective as of April 1, 1997 (the "Effective Date"). No Award shall be made with respect to Performance Periods ending after December 31, 2006, unless the Plan is extended by the Board.

     4. ADMINISTRATION.

       (a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

               (i) to select Participants,

               (ii) to make Awards in accordance with the Plan,

               (iii) to determine the amount of each Target Award,

               (iv) to determine the terms and conditions of each Award, including, without imitation, those related to vesting, forfeiture and payment, and the effect, if any, of a Participant's termination of employment with the Company on the Award made to such Participant, and including the authority to amend the terms and conditions of an Award after the making thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award and not otherwise prohibited by the Plan,

               (v) to determine Performance Objectives applicable to each Award,

               (vi) to determine the degree of the attainment of the Performance Objectives,

               (vii) to determine the amount of Final Awards and the form of payments to Participants,

               (viii) to prescribe, amend and rescind rules and procedures relating to the Plan,

               (ix) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions,

               (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and

               (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan. In reaching its decisions, the Committee shall consider recommendations made by Management. In addition, the Committee is authorized to use the services of independent auditors to determine the level of achievement of Performance Objectives, subject to the certification of the Committee with respect to the achievement of the Performance Objectives for the Covered Employees.

       (b) PLAN CONSTRUCTION AND INTERPRETATION. The Committee shall have all power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

       (c) DETERMINATIONS OF COMMITTEE FINAL AND BINDING. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

       (d) LIABILITY OF COMMITTEE. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

     5. ELIGIBILITY. The Committee shall select Participants based on recommendations of Management. Selection as a Participant shall be limited to those officers or other key employees or consultants of the Company or a Subsidiary who, by virtue of their positions, have a demonstrable impact on either the profitability of a major business unit of the Company, or upon the overall profitability of the Company. No Committee member shall be eligible to be a Participant while serving as a Committee member, but a director of the Company who is also a full-time employee, but not a member of the Committee, shall be eligible to be a Participant. No Participant or employee of the Company shall have any right to be awarded an Award or to receive an actual payment under the Plan.

     6. MAXIMUM AMOUNT OF AWARD PER PARTICIPANT. The maximum Award that may be earned by any Participant in respect of any Performance Period shall equal $4,000,000.

     7. TARGET AWARDS. The Target Award for each Participant shall be determined by the Committee at or near the start of the applicable Performance Period based upon Management's recommendation. The Target Award for any Participant shall not exceed the amount specified in Section 6 as the maximum Award that may be earned by any Participant. For Covered Employees, the Target Award, the related award schedule and the Performance Objective(s) shall be established within 90 days of the beginning of the Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code). Each individual Target Award shall be based on a percentage of salary, a percentage of the performance objective achieved, or a stated dollar amount, but Final Awards may be paid in cash, in shares of Common Stock (valued at their Fair Market Value as of the date of payment) or in a combination of cash and shares as the Committee shall determine.

     8. PERFORMANCE OBJECTIVES. Performance Objectives for each Participant shall be established as provided in this section at levels so that their achievement reflects commendable performance by the Participant. The Performance Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each Performance Period:
(i) revenue, (ii) net income, (iii) operating income , (iv) pre-tax income, (v) earnings before interest, taxes depreciation and amortization ("EBITDA"), (vi) return on equity or assets, (vii) stock price, (viii) earnings per share, or (ix) economic value added to the Company, each of which may be established on a Company-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investment, partnerships or joint ventures. At the same time, the Committee may establish a "range" of achievement of Performance Objectives. The
Committee shall have the authority to alter or adjust Performance Objectives during the course of a Performance Period, or to alter or adjust the financial results otherwise reported or achieved by the Company during such Performance Period, if it is deemed appropriate to do so, except with respect to the Covered Employees who are subject to the terms of the last sentence of Section 10.

     9. NOTICE OF TARGET AWARD. Except as may otherwise be determined by the Committee, a Participant shall be notified in writing on or near the start of the Performance Period of the amount of the Participant's Target Award and the Performance Objectives.

     10. FINAL AWARD DETERMINATION. As soon as practicable following the completion of each Performance Period, the level of achievement of Performance Objectives for each Participant and the amount of the Final Award payment shall be determined by Management. With respect to Covered Employees, the Committee shall review such determination and shall certify in writing as to such level of achievement. Except as provided below with respect to Covered Employees, the Committee in its sole discretion has the authority to effect adjustments from time to time in connection with determining the degree of achievement of the Performance Objectives for the Company or a business unit of the Company for the applicable year in question, and to make any other determinations, as it deems equitable, fair or advisable for the purpose of ascertaining the amount of any payments under this Plan. With respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of the Final Award based on the range of achievement of the Performance Objectives established under Sections 7 and 8 hereof.

     11. PAYMENT OF FINAL AWARDS. Final Award payments shall be made, less required tax and other applicable withholdings, as soon as practicable after the determination and final approval of such payments as provided in Section 10. Final Awards shall be paid in cash, in shares of Common Stock (valued at their Fair Market Value as of the date of payment) or in a combination of cash and shares as the Committee shall determine. With respect to Final Awards that are paid in Common Stock, the Committee may establish at or prior to the time of payment such restrictions on the transferability and/or vesting requirements, if any, as the Committee considers appropriate.

     12. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 17(b) hereof, the number of shares of Common Stock that may be issued under the Plan in payment of Final Awards shall not exceed, in the aggregate, 1,000,000 shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof.

     13. TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company terminates during a Performance Period because of death, Disability or Retirement or with the approval of the Committee, the Participant (or the Participant's designated beneficiary or estate in the absence of a surviving designated beneficiary) may receive a pro rata payment based on the number of full months during which the Participant was employed during the Performance Period and the degree to which during such Performance Period the Performance Objectives were judged to have been achieved, subject to the requirements of
Section 162(m) of the Code. A Participant whose employment with the Company terminates during a Performance Period for any reason other than death, Disability or Retirement (including without limitation by voluntary resignation or termination by the Company with or without cause) shall not be eligible for any payment for such Performance Period. A leave of absence, if approved by the Committee, shall not be deemed to be a termination of employment for purposes of this Plan, and may warrant the payment of a full or pro rata Award as determined by the Committee.

     14. TRANSFER. If a Participant is transferred within the Company during a Performance Period to a position that is not considered as eligible for participation in the Plan, the Committee may, in its sole and absolute discretion, authorize a pro rata payment based on the number of full months during the Performance Period during which the Participant was employed and the degree to which during such Performance Period the Performance Objectives were judged to have been achieved.

     15. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Board or Committee may at any time and from time to time terminate, modify, suspend, or amend the Plan in whole or in part; PROVIDED, HOWEVER, that without stockholder approval, the Board or Committee shall not change (i) the performance measures listed in
Section 8 with respect to Covered Employees, (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable to a Participant under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been awarded, adversely affect his or her rights under such Awards.

     16. NON-TRANSFERABILITY. No Award made under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. In the event of a Participant's death, the payment of the Award as provided in the Plan, if any, shall be made to the Participant's designated beneficiary, or estate in the absence of a surviving beneficiary.

     17. RECAPITALIZATION OR REORGANIZATION.

       (a) AUTHORITY OF THE COMPANY AND STOCKHOLDERS. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or Proceeding, whether of a similar character or otherwise.

       (b) CHANGE IN CAPITALIZATION. Notwithstanding any provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee's determination as to what, if any, adjustment shall be made shall be filial and binding on the Company and all Participants.

     18. MISCELLANEOUS.

       (a) TAX WITHHOLDING. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

       (b) NO RIGHT TO AWARDS OR EMPLOYMENT. No Participant shall have any claim or right to receive Awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

       (c) UNFUNDED PLAN. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of this or other arrangement to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to Awards hereunder.

       (d) SECURITIES LAW RESTRICTIONS. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

       (e) EXPENSES. The costs and expenses incurred in administering the Plan, including any Committee fees, charges by the Company's independent auditors, or other costs, shall be borne by the Company.

       (f) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
              SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

     The undersigned hereby constitutes and appoints Jorge Mas and Edwin D. Johnson (the "Proxies"), or any one of them with full power of substitution, attorneys and proxies for the undersigned to vote all shares of Common Stock of MasTec, Inc. (the "Company") that the undersigned would be entitled to vote at the 1997 Annual Meeting of Stockholders to be held at the offices of the Company, 3155 N.W. 77th Avenue, Miami, Florida, at 9:30 a.m. on Wednesday, May 21, 1997, or any adjournments or postponements thereof, on the following matters coming before the Annual Meeting:

(1) Election of two (2) Class II Directors as described in the Proxy Statement of the Board of Directors.

  [ ] FOR the nominees listed below     [ ] WITHHOLD AUTHORITY to vote for the
                                            nominees listed below

                         JORGE L. MAS   ELIOT C. ABBOTT

(To withhold authority to vote for any individual nominee, write the nominee's name below:

-------------------------------------------------------------------------------

(2) An increase in the authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 shares and a change in the par value of the Common Stock and the Preferred Stock to no par value:

                [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

(3) An increase in the number of shares of Common Stock reserved for issuance under the Company's 1994 Stock Incentive Plan from 1,200,000 to 2,500,000:

                [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

(4) Approval of the MasTec, Inc. 1997 Annual Incentive Compensation Plan:

                [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

(5) In their discretion, upon any other business which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.


                    (CONTINUED AND TO BE SIGNED ON REVERSE)

     Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated April 14, 1997, and the Company's Annual Report on Form 10-K for the year ended December 31, 1996 is acknowledged.

     ANY PROPER PROXY RECEIVED BY THE COMPANY AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR" THE NOMINEES SET FORTH ABOVE AND "FOR" EACH OF THE PROPOSALS DESCRIBED ABOVE.

                                                      Date:___________, 1997

                                                      _________________________
                                                              Signature

                                                      _________________________
                                                              Signature

                                                      (Please sign exactly as
                                                      your name or names appear
                                                      on this proxy. When
                                                      signing as executor,
                                                      guardian, trustee, joint
                                                      owners, agent, authorized
                                                      representative or a
                                                      corporate owner, or other
                                                      representative, please
                                                      give your full title as
                                                      such.)